SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of

                         THE SECURITIES EXCHANGE ACT OF 1934

                           Date of Report: April 21, 1995

                               RALSTON PURINA COMPANY
                ----------------------------------------------------
               (Exact name of Registrant as specified in its charter)

                                        MISSOURI              1-4582
            No. 43-0470580
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                                 ------------------
                                (State or Other           (Commission
            (IRS Employer
                                    Jurisdiction of            File
            Number)                    Identification
                                    Incorporation)
            Number

                              CHECKERBOARD SQUARE, ST. LOUIS, MISSOURI
            63164
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                                 -------------------
                                  (Address of Principal Executive
            Offices                             (Zip Code)

                 Registrant's telephone number, including area code:
                                    (314)982-1000
                                 -------------------





                 PAGE 2

            Item 5. Other Events

            On April 12, 1995, the Company released the following statement to the public:

            "St. Louis, Missouri, April 12, 1995 . . . Ralston Purina Company announced that its Board of Directors at a meeting today authorized the exchange of each outstanding share of the Company's Ralston-Continental Baking Group Common Stock ("CBG Stock") for .0886 shares of the Company's Ralston-Ralston Purina Group Common Stock ("RPG Stock"), as provided in Ralston's Restated Articles of Incorporation. The exchange will be effective as of May 15, 1995. The number of shares of RPG Stock to be received by each holder of CBG Stock in the exchange represents 115 percent of the average ratio of the market price of the CBG Stock to the market price of the RPG Stock for the period March 31 through April 6, 1995, as provided in Ralston's Articles."


            SIGNATURES

                 Pursuant to the requirements of the Securities Exchange
            Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RALSTON PURINA COMPANY




                                          By:  JAMES R. ELSESSER
                                             ---------------------------
            -----------------
                                              James R. Elsesser
                                              Vice President and
                                              Chief Financial
                                              Officer

            Dated: April 21, 1995